                                                                    EXHIBIT 2.3



                             CONTRIBUTION AGREEMENT

                                     Between

                        CORPORATE OFFICE PROPERTIES, L.P.

                                       And

                M.O.R. 44 GATEWAY ASSOCIATES LIMITED PARTNERSHIP,
                  RA & DM, INC. AND M.R.U. LIMITED PARTNERSHIP

                          Dated as of December 31, 1998

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE UPREIT AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE SECURITIES REFERENCED HEREIN HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISK OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.


                               TABLE OF CONTENTS

1.       DEFINITIONS...........................................................3

2.       CONTRIBUTION..........................................................5

3.       CONSIDERATION.........................................................5

4.       LP UNITS; INVESTOR MATERIALS..........................................5

5.       REPRESENTATIONS BY CONTRIBUTOR........................................7

6.       COVENANTS OF CONTRIBUTOR..............................................9

7.       INDEMNITY............................................................10

8.       LIMITATION OF LIABILITY..............................................10

9.       BROKERAGE............................................................10

10.      REASONABLE EFFORTS...................................................11

11.      MISCELLANEOUS........................................................11


         THIS CONTRIBUTION AGREEMENT (this "AGREEMENT") is made and entered into as of the 31st day of December, 1998 (the "CLOSING DATE"), by among M.O.R. 44 GATEWAY ASSOCIATES LIMITED PARTNERSHIP, a Maryland limited partnership ("CONTRIBUTOR"), RA & DM, Inc., a Maryland corporation (the "GP") and M.R.U. Limited Partnership, a Maryland limited partnership (the "LP") [GP and LP are hereinafter referred to as the "Manekin Group"]; and CORPORATE OFFICE PROPERTIES, L.P., a Delaware limited partnership ("UPREIT").

                                   BACKGROUND

         A. Contributor owns a 50% partnership interest (the "INTEREST") in DPA/Gateway Limited Partnership ("DPA GATEWAY"), which in turn owns a 2% interest in Gateway 44 Partnership ("GATEWAY 44"). Gateway 44 owns certain improved real property known as Parcel A-1 as shown on Plat 7995 recorded among the Land Records of Howard County, Maryland on August 5, 1988, located at 6716, 6740 and 6760 Alexander Bell Drive, Howard County, Maryland (the "PROPERTY"). GP and LP are the sole partners in Contributor.

         B. Contributor, Manekin Group and UPREIT desire to enter into this Agreement relating to the contribution and conveyance of the Interest in exchange for one LP Unit (as defined below).

                                   AGREEMENT

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties agree as follows:

         1.       DEFINITIONS.

                  All terms which are not otherwise defined in this Agreement shall have the meaning set forth in this Section 1.

                  1.1. "ACCREDITED INVESTOR" shall have the meaning set forth in Regulation D promulgated under the Securities Act of 1933, as amended.

                  1.2. "AFFILIATES(S)" shall mean any entity affiliated with or related to the REIT or the UPREIT.

                  1.3.     "AMENDMENT" shall have the meaning set forth in
Section 4.1.1.

                  1.4. "CLOSING" or "CLOSING DATE" shall have the meaning set forth in the opening paragraph of this Agreement.

                  1.5. "CONTRIBUTOR" shall have the meaning set forth in the opening paragraph to this Agreement.

                  1.6. "CONVERSION SHARES" shall have the meaning set forth in Section 4.1.3.

                  1.7      "EXCHANGE" shall have the meaning set forth in
Section 4.6.

                  1.8 "GOVERNMENTAL AUTHORITY/AUTHORITIES" shall mean any agency, commission, department or body of any municipal, township, county, local, state or federal governmental or quasi-governmental regulatory unit, entity or authority having jurisdiction or authority over the matter.

                  1.9. "INDEMNIFIED PARTIES" shall have the meaning set forth in Section 7.

                  1.10. "INFORMATIONAL MATERIALS" shall have the meaning set forth in Section 4.2. below.

                  1.11. "INTEREST HOLDER(S)" shall mean any direct and indirect partners, shareholders and members of Contributor.

                  1.12. "INVESTOR MATERIALS" shall have the meaning set forth in Section 4.1.2.

                  1.13. "LOCK-UP PERIOD," as to the LP Unit issued at the Closing, shall mean the period equal to the longer of (a) one (1) year following the Closing, and (b) the date on which a registration statement filed in respect of such LP Unit issued to the Contributor pursuant to the Registration Rights Agreement is declared effective.

                  1.14.    "LOSSES" shall have the meaning set forth in
Section 7.

                  1.15.    "LP UNITS" shall mean the common units in the UPREIT.

                  1.16. "PARTNERSHIP AGREEMENT" shall mean the agreement of limited partnership of the UPREIT, as amended from time to time.

                  1.17. "RECORDS" shall mean all books, records, tax returns, correspondence, financial data, leases, and all other documents and matters, public or private, maintained by Contributor or its agents, relating to receipts and expenditures pertaining to all of the Property and the Interest for the three most recent full calendar years and the current calendar year and all contracts, rental agreements and all other documents and matters, public and private, maintained by Contributor or its agents, relating to operations of the Property or the Interest.

                  1.18. "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement dated March 16, 1998, the benefits of which shall be conferred upon the Contributor at the Closing.

                  1.19. "REIT" means Corporate Office Properties Trust, a, publicly traded Maryland real estate investment trust.

                  1.20. "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                  1.21.    "TAXES" shall have the meaning set forth in Section
5.2.3.

                  1.22.    "TAX RETURN" shall have the meaning set forth in
Section 5.1.2.3.

                  1.23. "UPREIT" means Corporate Office Properties, L.P., a Delaware limited partnership.

         2. CONTRIBUTION. Subject to the terms and conditions set forth in this Agreement, Contributor hereby contributes, transfers and conveys to the UPREIT, and the UPREIT hereby accepts from Contributor, all of Contributor's right, title and interest in and to the Interest, free and clear of all liens, claims and encumbrances. Contributor hereby relinquishes any rights it may have to any net worth, equity, capital accounts, loan accounts, cash flow distributions and any other distributions, withdrawals, or payments of any kind from DPA Gateway or Gateway 44.

         3. CONSIDERATION. In consideration of the contribution of the Interest to the UPREIT, and subject to the terms of this Agreement, the UPREIT hereby issues one LP Unit (the "Unit") to the Contributor.

         4.       LP UNITS; INVESTOR MATERIALS.

                  4.1.     LP UNITS GENERALLY.

                           4.1.1.  The LP Unit shall be redeemable for shares of
common stock of the REIT or cash (or a combination thereof) in accordance with the procedures described in the Partnership Agreement. Contributor acknowledges that the LP Unit is not certificated and that, therefore, the issuance of the LP Unit shall be evidenced by the execution and delivery of an amendment to the Partnership Agreement, which amendment shall have been executed and delivered by the REIT on the Closing Date (the "AMENDMENT").

                           4.1.2.  Contributor has caused its beneficial owners
to sign EXHIBIT A attached hereto, which provides, among other things, information concerning Contributor's and its beneficial owners' status as Accredited Investors. Contributor shall provide or cause to be provided to UPREIT, or to any other party designated by UPREIT, such other information and documentation as may reasonably be requested by UPREIT in furtherance of the issuance of the LP Unit as contemplated hereby (together with the information provided on EXHIBIT A, the "INVESTOR MATERIALS").

                           4.1.3.  Contributor hereby covenants and agrees that
it shall deliver or shall cause each of its direct or indirect partners, shareholders or members to deliver to UPREIT, or to any other party designated by UPREIT, any documentation that may be required under the Partnership Agreement or any charter document of the REIT, and such other information and documentation as may reasonably be requested by UPREIT, at such time as the LP Unit is redeemed for shares of common stock of the REIT ("CONVERSION SHARES"). The preceding covenant shall survive the Closing.

                  4.2. CERTAIN INFORMATIONAL MATERIALS. Contributor and Manekin Group hereby acknowledge and agree that the ownership of LP Unit by Contributor and its respective rights and obligations as limited partner of the UPREIT (including, without limitation, the right to transfer, encumber, pledge and exchange the LP Unit) shall be subject to all of the express limitations, terms, provisions and restrictions set forth in this Agreement and in the Partnership Agreement. In the regard, Contributor and Manekin Group hereby covenant and agree that they shall execute any and all documentation reasonably required by the UPREIT and the REIT to formally memorialize the foregoing. Contributor and Manekin Group acknowledge that they have received and reviewed, prior to the Closing Date, (i) the Partnership Agreement, (ii) the charter documents and bylaws of the REIT, (iii) the REIT's Form 10-K for the year ended December 31, 1997, (iv) all Form 10-Qs and Form 8-Ks that have been filed by the REIT since December 31, 1997, and (v) copies of all material press releases, proxy statements and reports to shareholders issued since December 31, 1997, and have otherwise had an opportunity to conduct a due diligence review of the affairs of the UPREIT and the REIT and have been afforded the opportunity to ask questions of, and receive additional information from, the REIT regarding the REIT and the UPREIT.

                  4.3. LOCK-UP PERIOD. Contributor agrees that during the Lock-Up Period, it shall not, in any way or to any extent, redeem (pursuant to the Partnership Agreement or otherwise), sell, transfer, assign, pledge or encumber, or otherwise convey any or all of the LP Unit delivered to it in connection with this transaction and, if applicable, any Conversion Shares.

                  4.4. TRANSFER REQUIREMENTS. After the Lock-Up Period, the Contributor may only sell, transfer, assign, pledge or encumber, or otherwise convey any or all of the LP Unit delivered to it and, if applicable, any Conversion Shares, in strict compliance with this Agreement, the Partnership Agreement, the charter documents of the REIT, the registration and other provisions of the Securities Act (and the rules promulgated thereunder), any state securities laws, the rules of the New York Stock Exchange and the Registration Rights Agreement, in each case as may be applicable. A legend may be placed on the face of the certificates evidencing the Conversion Shares to notify the holder of the restrictions on transfer under applicable federal or state securities laws.

                  4.5. TRADING RESTRICTIONS. From and after the expiration of the Lock-Up Period, the aggregate amount of common stock of the REIT that the Contributor may sell during any 10-trading day period shall not exceed 30 percent (30%) of the average of the daily trading volume of such stock (as reported in The Wall Street Journal) for the 30 trading days immediately preceding the date on which the first sale of such stock during any such 10-day period occurs.

                  4.6. DISCLAIMER OF TAX MATTERS. Contributor and the Manekin Group acknowledge that they may incur significant income tax by virtue of Contributor's ownership of the LP Unit under various circumstances, including but not limited to a reduction or repayment of debt by the UPREIT, a sale of the Property, or a sale of the Interest acquired. Contributor and the Manekin Group acknowledge that they have relied on the advice of their own tax counsel in connection with the contributor of the Interest and all other tax matters relating to the Interest and the LP Unit. Contributor and the Manekin Group hereby release the REIT and UPREIT and their officers, directors, partners, agents, attorneys, accountants and consultants from any and all claims, losses, or damages resulting from the tax consequences arising to the Contributor and the Interest Holders, including but not limited to adverse tax consequences arising from the method of allocation selected under Section 4.8 of this Agreement. Contributor and the Manekin Group acknowledge that UPREIT and REIT make no representations or promises whatsoever as to retaining any debt or providing tax basis to Contributor or its partners, nor is UPREIT or REIT making any representations or warranties as to forbearing from selling any or all assets directly or indirectly owned by it. Neither UPREIT nor the REIT warrant, nor shall any of them be responsible for, the federal, state or local tax consequences to Contributor or any or all of the Interest Holders resulting from either (i) the transactions contemplated by this Agreement or (ii) the allocation, if any, of losses and liabilities of the UPREIT to Contributor or any of the Interest Holders under the Partnership Agreement, the Internal Revenue Code (the "Code") or Treasury Regulations promulgated under the Code. Neither the UPREIT nor the REIT shall incur any liability under any document or agreement required to be executed or delivered in connection with the exchange of the Interest for the LP Unit hereunder (the "EXCHANGE").

                  4.7 FINAL TAX RETURN. As the contribution of the Interest to the UPREIT, in conjunction with the sale of the remaining interests in DPA Gateway to the UPREIT, will terminate DPA Gateway for federal income tax purposes, the Contributor acknowledges that it will have no right to file the final tax return for DPA Gateway.

                  4.8 SECTION 704(C) METHOD. Contributor and Manekin Group agree that the REIT shall have the sole authority to elect a method of allocation under Section 704(c) of the Code and the Treasury Regulations promulgated thereunder in connection with the Exchange. Contributor and Manekin Group acknowledge that adverse tax consequences may result to them depending on such method chosen.

         5.       REPRESENTATIONS BY CONTRIBUTOR.

                  5.1. REPRESENTATIONS AND WARRANTIES OF CONTRIBUTOR. In order to induce UPREIT to enter into this Agreement and to issue the LP Unit in consideration for the Interests, the Contributor makes the following representations and warranties, each of which is material and shall survive the contribution hereof without limitation, notwithstanding any investigation at any time made by or on behalf of UPREIT.

                           5.1.1.  AUTHORITY.  The execution and delivery of
this Agreement by Contributor, and the performance of this Agreement by Contributor, have been duly authorized by Contributor, and this Agreement is binding on Contributor and enforceable against it in accordance with its terms. Any required consent of any creditor, investor, partner, shareholder, tenant-in-common, judicial or administrative body, Governmental Authority, or other governmental body or agency, or other party to such execution, delivery and performance by Contributor has been obtained. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in a breach of, default under, or acceleration of, any agreement to which Contributor or its partners is a party or by which Contributor or its partners are bound; or (ii) violate any restriction, court order, agreement or other legal obligation to which Contributor or its partners are subject.

                           5.1.2.   PARTNERSHIP AND TAX-RELATED ISSUES.

                                    5.1.2.1   Contributor is, and at all times
has been, properly treated as a partnership for federal income tax purposes and not as an "association" or "publicly traded partnership" taxable as a corporation.

                                    5.1.2.2  No partner of Contributor has
pledged or otherwise encumbered its partnership interest in Contributor, except as reflected SCHEDULE 5.1.2 attached hereto.

                                    5.1.2.3.  Contributor has filed or caused to
be filed in a timely manner (within any applicable extension periods) all tax, information or other returns required to be filed by the Code or by applicable state, or local tax laws (collectively "TAX RETURNS"). Such Tax Returns are true, correct and complete in all respects; and all federal, state or local income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium unemployment, disability, personal property, sales, use, transfer, registration, estimated, or other tax of any kind whatsoever, including any interest, penalty or other addition thereto, whether disputed or not, (collectively, "TAXES") due, and Taxes due in respect of any person for which Contributor had an obligation to withhold and/or otherwise pay over Taxes, have been timely paid in full or will be timely paid in full by the due date thereof (and whether or not shown on a Tax Return). With respect to any taxable year for which a statute of limitations (or similar provision) has not yet run, none of the Tax Returns of Contributor has been audited by a government or taxing authority, nor is any such audit or other proceeding in process, pending, threatened (either in writing or verbally, formally or informally)or expected to be asserted with respect to Taxes (or collection of Taxes) of Contributor, and Contributor has not received notice (either in writing or verbally, formally or informally) or expects to receive notice that it has not filed a Tax Return or not paid Taxes required to be filed, withheld, or paid by it. Contributor has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Code Section 6662. No claim has ever been made by an authority in a jurisdiction where Contributor does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

                           5.1.3  UNITED STATES PERSON.  Contributor and each of
its partners is a "United States Person" within the meaning of Section 1445(f)(3) of the Code, as amended, and shall have executed and delivered an "Entity Transferor" certification at Closing.

                           5.1.4.  INVESTMENT REPRESENTATION.  Contributor
represents that the LP Unit is being acquired by it with the present intention of holding such LP Unit for purposes of investment, and not with a view towards sale or any other distribution. Contributor recognizes that it may be required to bear the economic risk of an investment in the LP Unit for an indefinite period of time. Contributor and each of its partners is an Accredited Investor. Contributor and each of its partners has such knowledge and experience in financial and business matters so as to be fully capable of evaluating the merits and risks of an investment in the LP Unit. No LP Unit will be issued, delivered or distributed to any person or entity who either (i) is a resident of the State of California or New York or (ii) is other than an Accredited Investor with respect to whom there has been delivered to UPREIT satisfactory Investor Materials confirming the status of such person or entity as an Accredited Investor. Contributor and Manekin Group have been furnished with the informational materials described in
Section 4.2 above (collectively, the "INFORMATIONAL MATERIALS"), and have read and reviewed the Informational Materials and understand the contents thereof. The Contributor and Manekin Group have been afforded the opportunity to ask questions of those persons they consider appropriate and to obtain any additional information they desire in respect of the LP Unit and the business, operations, conditions (financial and otherwise) and current prospects of the UPREIT and REIT. The Contributor and Manekin Group have consulted their own financial, legal and tax advisors with respect to the economic, legal and tax consequences of delivery of the LP Unit and have not relied on the Informational Materials, the UPREIT, the REIT or any of their officers, directors, affiliates or professional advisors for such advice as to such consequences. All of the Interest Holders in Contributor are Accredited Investors. Neither Contributor nor its partners requires the consent of any Interest Holder in order to consummate the transactions contemplated by this Agreement including, without limitation, to amend any partnership agreement, operating agreement, charter or other governing document of Contributor, which has not been obtained. All of Contributor and its partners are domiciled in (and, in the case of non-individual partners or Contributor, formed under the laws of) the State of Maryland.

                           5.1.5  AUTHORITY.  Contributor has the right power
and authority to enter into this Agreement and to contribute the Interest to UPREIT. All consents necessary for the contribution of the Interest to the UPREIT have been obtained.

                           5.1.6  OWNERSHIP OF INTEREST.  Contributor owns the
Interest, free and clear of all liens, charges, encumbrances, restrictive agreements and assessments. UPREIT has received good and absolute title thereto, free of all liens, charges, encumbrances, restrictive agreements and assessments whatsoever. There are no outstanding options, contracts, calls, commitments or demands of any nature relating to the Interest.

                           5.1.7  The following entities are the only beneficial
owners of the Contributor and no other entity holds any beneficial interest therein:

                                    RA & DM, INC.
                                    M.R.U. LIMITED PARTNERSHIP

                           5.1.8  The Partnership Agreement of Contributor has
been provided to UPREIT and there have been no further amendments thereto.

         6.       COVENANTS OF CONTRIBUTOR.

                  6.1 GOOD FAITH. All actions required pursuant to this Agreement that are necessary to effectuate the transaction contemplated herein will be taken promptly and in good faith by Contributor, and Contributor shall furnish UPREIT with such documents or further assurances as UPREIT may reasonably require.

                  6.2      AVAILABILITY OF RECORDS.

                           6.2.1 Upon UPREIT's reasonable request, for a period
of two years after the Closing, Contributor shall make the Records available to UPREIT for inspection, copying and audit by UPREIT's designated accountants.

                           6.2.2 In addition, during such two year period
Contributor shall provide, and cooperate in all reasonable respects in providing, UPREIT with copies of, or access to, such factual information as may be reasonably requested by UPREIT, and in the possession or control of Contributor, to enable the REIT to issue one or more press releases concerning the transaction that is the subject of this Agreement, to file a Current Report on Form 8-K, if, as and when such filing may be required by the SEC and to make any other filings that may be required by any Governmental Authority.

         7. INDEMNITY. Contributor and the Manekin Group jointly and severally, do hereby agree to and do hereby indemnify, defend and hold harmless the UPREIT and the REIT and each of their respective partners, officers, directors, shareholders, agents and employees, and each of their successors and assigns (collectively the "INDEMNIFIED PARTIES"), from and against any and all claims, losses, demands, liabilities, suits, administrative proceedings, causes of action, costs and damages suffered by any Indemnified Party, and reasonable attorneys' fees of counsel selected by any Indemnified Party and other costs of defense, incurred, arising against, or suffered by any Indemnified Party, both known and unknown, present and future, at law or in equity (collectively "LOSSES"), arising out of, by virtue of or related in any way to, a breach of any representation, warranty or covenant of Contributor set forth in this Agreement, whether discovered before or after Closing,

         8. LIMITATION OF LIABILITY. Neither the UPREIT, REIT or any Affiliate or their respective members, partners and shareholders shall incur any liability under any document or agreement required in connection with this Agreement, and UPREIT shall not be required (in connection with this Agreement) to execute any document or agreement that does not expressly exculpate and release such parties and their respective successors, assigns, affiliates, officers, shareholders, partners, employees, agents and representatives from any liability or obligation arising out of, or in connection with, this Agreement. Neither the UPREIT nor the REIT shall assume or discharge any debts, obligations, liabilities or commitments of Contributor whether accrued now or hereafter, fixed or contingent, known or unknown,

         9. BROKERAGE. UPREIT and Contributor each represents to the other that it has not dealt with any broker or agent in connection with this transaction. Each party hereby indemnifies and holds harmless the other party from all loss, cost and expense (including reasonable attorneys' fees) arising out of a breach of its representation or undertaking set forth in this Section 9.

         10. REASONABLE EFFORTS. Contributor shall use its reasonable, diligent and good faith efforts, to perform as may be necessary or otherwise reasonably requested by UPREIT to effectuate the Exchange, and to otherwise carry out the purposes of this Agreement.

         11.      MISCELLANEOUS.

                  11.1. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding between the parties with respect to the transaction contemplated herein, and all prior or contemporaneous oral agreements, understandings, representations and statements, and all prior written agreements, understandings, letters of intent and proposals are merged into this Agreement. Neither this Agreement nor any provisions hereof may be waived, modified, amended, discharged or terminated except by an instrument in writing signed by the party against which the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

                  11.2. CONSTRUCTION. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that both Contributor and UPREIT have contributed substantially and materially to the preparation of this Agreement. The headings of various Sections in this Agreement are for convenience only, and are not to be utilized in construing the content or meaning of the substantive provisions hereof.

                  11.3. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

                  11.4. PARTIAL INVALIDITY. The provisions hereof shall be deemed independent and severable, and the invalidity or partial invalidity or enforceability of any one provision shall not affect the validity of enforceability of any other provision hereof.

                  11.5. EXPENSES. Contributor shall bear the costs and expenses of UPREIT relating to the transaction contemplated hereby, including, without limitation, fees and expenses of legal counsel or other representatives for the services used, hired or connected with the proposed transactions mentioned above. In addition, Contributor shall reimburse UPREIT for all accounting costs incurred by it in connection with the Exchange and the computations under
Section 4.8 hereof, not to exceed $10,000.

                  11.6. COUNTERPARTS. This Agreement may be executed in any number of identical counterparts, any of which may contain the signatures of less than all parties, and all of which together shall constitute a single agreement.

                  11.7. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors.

                  11.8. FURTHER ASSURANCES. Contributor agrees to execute and acknowledge and deliver any further agreements, documents or instruments that are necessary or desirable in the judgment of UPREIT to carry out the transactions contemplated hereby.

                  11.9 SURVIVAL. All representations, warranties, covenants and indemnities contained herein shall survive this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Contribution Agreement the day and year first above written.

                                  CONTRIBUTOR:
                                  M.O.R. 44 GATEWAY ASSOCIATES LIMITED
                                  PARTNERSHIP, a Maryland limited partnership

                                  By:   RA & DM, Inc., its general partner
                                        By:__________________________(SEAL)
                                        Name:
                                             -----------------------------------
                                        Title:
                                             -----------------------------------
                                  UPREIT:

                                  CORPORATE OFFICE PROPERTIES, L.P.

                                  By:  Corporate Office Properties Trust,
                                        Its general partner


                                  By:________________________________(SEAL)
                                  Name:
                                        ----------------------------------------
                                  Title:
                                        ----------------------------------------
                                  MANEKIN GROUP:

                                  RA & DM, INC.

                                  By: ________________________________(SEAL)
                                  Name:
                                        ----------------------------------------
                                  Title:
                                        ----------------------------------------
                                  M.R.U. LIMITED PARTNERSHIP
                                  By:  RA & DM, INC., its general partner
                                  By: ________________________________(SEAL)
                                  Name:
                                        ----------------------------------------
                                  Title:
                                        ----------------------------------------

                                 SCHEDULE 5.1.2

M.R.U. LIMITED PARTNERSHIP PLEDGED ITS ECONOMIC INTEREST IN CONTRIBUTOR TO MERCANTILE-SAFE DEPOSIT AND TRUST COMPANY.